UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 21, 2014

WSI Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-00619	41-0691607
(Commission File Number)	(I.R.S. Employer Identification No.)

213 Chelsea Road Monticello, MN	55362
(Address Of Principal Executive Offices)	(Zip Code)

(763) 295-9202
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 3, 4, 6, and 7 are not applicable and therefore omitted.

Item 2.02	Results of Operations and Financial Condition.

WSI Industries, Inc. (the “Company”) issued a press release on October 21, 2014 disclosing material non-public information regarding its results of operations for the fourth quarter and fiscal year ended August 31, 2014. The Company hereby furnishes the press release, which is attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adjustments to Base Salaries for 2015

On October 21, 2014, the Company’s Compensation Committee set the annual base salaries for the Company’s executive officers effective October 27, 2014. The Company’s executive officers are Benjamin T. Rashleger, President and Chief Executive Officer, and Paul D. Sheely, Chief Financial Officer. Mr. Rashleger’s annual base salary will be increased to $255,000 and Mr. Sheely’s base salary will be increased to $154,000.

Adoption of 2015 Incentive Plan

On October 21, 2014, the Company’s Compensation Committee recommended, and the Board of Directors approved, the cash incentive compensation plan for fiscal year 2015 (the “2015 Incentive Plan”) for the Company’s executive officers and other members of management. The Compensation Committee also approved the bonuses that may be earned by executive officers under the 2015 Incentive Plan, as a percentage of the executive officer’s salary, and the performance goals under the 2015 Incentive Plan.

Under the 2015 Incentive Plan, Messrs. Rashleger and Sheely each are eligible for a target bonus based on a percentage of his respective base salary. Mr. Rashleger’s target bonus is equal to 60% of his base salary and Mr. Sheely’s target bonus is equal to 45% of his base salary. The Compensation Committee established minimum, target and maximum performance goals relating to adjusted pre-tax income and value-add sales in fiscal year 2015 as compared to fiscal year 2014 using a matrix. The Company’s fiscal year 2015 performance as compared to the matrix of goals established by the Compensation Committee relating to adjusted pre-tax income and value-add sales will determine the factor to be applied to each executive officer’s target bonus percentage. Under the 2015 Incentive Plan, adjusted pre-tax income is defined as pre-tax income excluding incentive compensation expense and value-add sales is defined as sales excluding any outside services or purchased materials.

The target bonus factor will be adjusted if the Company’s fiscal year 2015 performance exceeds or is less than the target level, up to 1.8 times the target bonus at the maximum level and reduced to 0.2 times the target bonus at the minimum level. If achievement as to any particular performance goal is between two defined amounts in the matrix, the bonus factor will be interpolated. Achievement of the performance goals at less than target level will result in decreasing incentive amounts under the matrix until the achievement fails to meet the minimum performance goals under the matrix, at which point the participant is entitled to no incentive payment under the 2015 Incentive Plan.

Mr. Sheely also has certain departmental goals, which were determined by the Compensation Committee. His bonus opportunity under the 2015 Incentive Plan is weighted 50% to the Company performance matrix described above and 50% to multiple defined departmental goals, with each departmental goal variably weighted towards the 50%. The Compensation Committee will determine Mr. Sheely’s achievement of the departmental goals, which may be achieved in part or in whole. However, if the Company’s achievement of the performance goals under the 2015 Incentive Plan fails to meet the minimum performance goals under the matrix, Mr. Sheely will be entitled to no incentive payment under the 2015 Incentive Plan regardless of his achievement of department goals. Mr. Rashleger, as the Company’s CEO, does not have departmental goals and his bonus is based solely on the Company performance matrix described above.

Payouts of the cash bonus under the 2015 Incentive Plan will be made following the Compensation Committee’s determinations at the end of the fiscal year to those executive officers who continue to be employed as of the end of the fiscal year.

The following table shows the bonus that may be earned under the 2015 Incentive Plan by each executive officer as a percentage of his respective annual base salary:

Name of Executive	% of Salary For FY 2015 Performance at Plan Target	% of Salary For FY 2015 Performance at Plan Maximum
Benjamin T. Rashleger	60%	108%

Paul D. Sheely (1)	45%	81%

(1) For Mr. Sheely, “target” and “maximum” each assume achievement of all departmental goals under the 2015 Incentive Plan.

Payouts under 2014 Cash Incentive Plan

On October 21, 2014, the Company’s Compensation Committee determined the achievement and payout to executive officers under the Company’s fiscal year 2014 cash incentive plan that was adopted on October 15, 2013 (the “2014 Incentive Plan”).

Under the 2014 Incentive Plan, Messrs. Rashleger and Sheely were eligible for a cash bonuses of a percentage of his respective base salary based upon the Company’s achievement of performance goals in fiscal year 2014 and, for Mr. Sheely, achievement of departmental goals in 2014. For Mr. Rashleger, all of the cash bonus was to be determined by performance goals relating to adjusted pre-tax income for fiscal year 2014 and value-add sales in fiscal year 2014 as compared to fiscal year 2013. For Mr. Sheely, 50% of the cash bonus was to be determined by these performance goals and 50% was to be determined by multiple defined departmental goals, with each departmental goal variably weighted towards the 50%. Achievement of the performance goals at less than target level would result in decreasing incentive amounts under the matrix associated with the 2014 Incentive Plan until the achievement failed to meet the minimum performance goals under the matrix, at which point the participant would be entitled to no incentive payment under the 2014 Incentive Plan.

On October 21, 2014, the Compensation Committee determined the achievement and payout to executive officers under the 2014 Executive Bonus Program. Based on the increase in value-added sales and adjusted pre-tax income, the results equated to a .64 times the target bonus on the matrix. The Compensation Committee also determined that Mr. Sheely achieved 65% of his departmental goals for fiscal 2014. Accordingly, under the 2014 Executive Bonus Program, we paid Mr. Rashleger and Mr. Sheely a cash bonus of $95,409 and $35,713, respectively, or approximately 38% and 24% of the respective annual base salaries earned during fiscal 2014.

Item 8.01	Other Events.

On October 21, 2014, the Company’s Board of Directors declared a dividend of $0.04 per share payable November 19, 2014 to holders of record on November 5, 2014.

Item 9.01	Financial Statements And Exhibits.

Exhibit No.	Description

99.1	Press Release issued on October 21, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WSI INDUSTRIES, INC.

By:	/s/ Benjamin T. Rashleger
Benjamin T. Rashleger
Chief Executive Officer

Date: October 23, 2014